                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            American Pacific Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                         AMERICAN PACIFIC CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 16, 1999

  Notice is hereby given that the Annual Meeting of the Stockholders of American Pacific Corporation (the "Company") will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, on March 16, 1999, at 10:30 a.m. local time, for the following purposes:

  1. To elect four Class B Directors to serve for a term of three years expiring in 2002 and thereafter until their successors are duly elected and qualified; and

  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. The Board of Directors has fixed the close of business on Friday, February 5, 1999, as the date as of which the stockholders who are entitled to notice of, and to vote at, said meeting and any adjournment or adjournments thereof, are to be identified. Only persons who were stockholders of record as of the close of business on February 5, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure that each stockholder's vote is counted at the meeting, stockholders are requested to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope provided. Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting even if they have previously returned a proxy. If you receive more than one proxy because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares may be represented at the Annual Meeting.

                                 By Order of the Board of Directors



                                 David N. Keys, Secretary

February 8, 1999

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                      of
                         AMERICAN PACIFIC CORPORATION
                     3770 Howard Hughes Parkway, Suite 300
                           Las Vegas, Nevada  89109
                                (702) 735-2200

  The enclosed proxy is solicited on behalf of the Board of Directors of American Pacific Corporation, a Delaware Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 16, 1999, at 10:30 a.m., local time, or at any adjournment(s) thereof. The Annual Meeting will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada. This Proxy Statement was first mailed to Stockholders of the Company on or about February 8, 1999, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998.

  At the Annual Meeting, the following matters will be considered and voted on:

  1. Proposal No. 1. Election of four Class B Directors to hold office until the 2002 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualified; and

  2. Such other business as may properly come before the Annual Meeting and any adjournments thereof.

  The Board of Directors recommends that stockholders vote for Proposal No. 1. Officers and Directors of the Company, collectively owning, directly or indirectly, 493,728 shares, or approximately 6.0 percent, of the Company's $.10 par value common stock (the "Common Stock") as of February 5, 1999 (the "Record Date"), have indicated that they intend to vote in favor of Proposal No. 1. The Company's principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109, and its telephone number at that address is
(702) 735-2200.

QUORUM AND VOTING RIGHTS

  Stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On February 5, 1999, 8,176,037 shares of Common Stock were issued and outstanding. The holder of each share is entitled to cast one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

SOLICITATION OF PROXIES

  The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees and other representatives of the Company and its subsidiary corporations, without compensation, may solicit proxies by telephone, telegraph, facsimile transmission, mail or personal interview. Arrangements will also be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them. The total cost of the solicitation process, including the reimbursement of the expenses of brokers and nominees, will be borne by the Company.

VOTING AND REVOCATION OF PROXIES; ADJOURNMENT

  Shares represented by valid proxies received by the Company will be voted in accordance with the specifications made therein by the stockholder. Any valid proxy that does not specify otherwise will (unless the proxy is validly revoked) be voted "for" Proposal No. 1 and, in the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting. The election of directors requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting. According to the Bylaws of the Company, in the event that nominees for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time both the Class B Directors and the Class C Directors will stand for election. The Bylaws of the Company require that a quorum consisting of a majority of the outstanding shares be present at the meeting, either in person or by proxy, to conduct business.

  The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the Proposal for election of Class B Directors described above. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Secretary of the Company at the Company's principal executive offices identified above prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date than that of the previous proxy. The mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given.

  In the event that sufficient votes in favor of Proposal No. 1 or any other agenda items are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is present. The persons named as proxies will vote in favor of any such proposed adjournments.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that "withhold authority to vote" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, the election of directors or the outcome of certain other matters.

  The election inspectors will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, as to any matter as to which the broker has physically indicated on the proxy that the broker does not have discretionary authority to vote the shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth information as of the most recent practicable date as to those persons known to the Company to own beneficially five percent or more of the outstanding Common Stock of the Company.

                                      Name and Address                      Amount and Nature         % of Class
   Title of Class                    of Beneficial Owner                of Beneficial Ownership(1)   Outstanding
----------------------------------------------------------------------------------------------------------------
Common Stock            Public School Employes' Retirement System of               1,875,000 /(2)/          18.7%
                        the Commonwealth of Pennsylvania
                        Five North 5th Street
                        Harrisburg, PA  17101

Common Stock            J. Ezra Merkin                                               778,167 /(3)/           9.5%
                        450 Park Avenue
                        New York, NY  10022

Common Stock            Franklin Advisory Services, Inc.                             721,100 /(4)/           8.8%
                        One Parker Plaza, 16th Floor
                        Fort Lee, NJ  07024

Common Stock            Fred D. Gibson, Jr.                                          499,812 /(5)/           6.0%

Common Stock            Dimensional Fund Advisors, Inc.                              477,900 /(6)/           5.8%
                        1099 Ocean Avenue
                        11th Floor
                        Santa Monica, CA  90401

 /(1)/ Except as otherwise indicated, each stockholder in the table exercises sole voting and investment power with respect to the Company's Common Stock indicated as beneficially owned by such stockholder.

 /(2)/ This figure represents the number of shares that can be acquired upon the exercise of a warrant that was issued to the Public School Employes' Retirement System of the Commonwealth of Pennsylvania ("PSERS") on February 21, 1992, at the time PSERS acquired from the Company a $30,000,000 term note. The exercise price of the warrant is $14.00 per share.

/(3)/   Information with respect to this stockholder was obtained from a
        Schedule 13G filed with the Securities and Exchange Commission on August 6, 1998.

/(4)/   Information with respect to this stockholder was obtained from a
        Schedule 13G filed with the Securities and Exchange Commission in January, 1999.

/(5)/ Includes 95,500 shares of Common Stock subject to options granted to Mr. Gibson pursuant to the Company's employee stock option plans, which options are exercisable within 60 days after February 5, 1999.

/(6)/ Information with respect to this stockholder was obtained from a Form 13F filed with the Securities and Exchange Commission for the period ended June 30, 1998. Dimensional Fund Advisors, Inc. has sole investment discretion with respect to 477,900 shares of the Company's Common Stock and has sole voting authority with respect to 308,400 of such shares and no voting authority with respect to 169,500 of such shares.

PROPOSAL NO. 1--ELECTION OF CLASS B DIRECTORS

  On November 10, 1998, the Board of Directors nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:


                                                                                              To Serve Until
        Name                               Class of Director                                  Annual Meeting in
--------------------                       -----------------                                  -----------------
     Jan H. Loeb                                   B                                                 2002
     Norval F. Pohl                                B                                                 2002
     C. Keith Rooker                               B                                                 2002
     Jane L. Williams                              B                                                 2002

  The Company's Certificate of Incorporation provides that the Company's Board of Directors is divided into three classes of not less than one nor more than four Directors. The Company's Board of Directors presently consists of four Class A Directors, four Class B Directors, and four Class C Directors. One Class of Directors is elected annually. Directors in a Class are elected for a term of office of three years and thereafter until a successor is duly elected and qualifies.

  The Board of Directors recommends that the stockholders vote "for" the above-named nominees. It is intended that the persons named in the accompanying proxy will vote for the election of those persons, unless the stockholder giving the proxy withholds authority to vote for one or more of them. The Board of Directors believes that each of the nominees will be available and able to serve as a Director, but if for any reason any of them is not, the persons named as proxy may exercise discretionary authority to vote for a substitute nominee (or substitute nominees) proposed by the Board of Directors. However, the Board of Directors does not intend to make any such substitution. Proxies cannot be voted for a number of persons greater than the number of Class B nominees named herein.

  Information concerning the Directors of the Company, including the nominees, is set forth below. The table below indicates the number of shares of Common Stock beneficially owned by each Director, or that such Director has the right to vote or the right to acquire within 60 days after February 5, 1999, and by all of the Directors and executive officers of the Company as a group, as of February 5, 1999.

                                                                            Stock Ownership
                                                                          Amount and Nature of    Percent of
                                      Director                            Beneficial Ownership      Class
          Name               Age        Since        Title of Class              /(1)/
============================================================================================================
NOMINEES FOR ELECTION
------------------------------------------------------------------------------------------------------------
Class B Directors (term of office expires in 1999)
Jan H. Loeb                     40          1997   Common Stock                    15,000 /(2)/        /(3)/
Norval F. Pohl                  55          1986   Common Stock                    17,500 /(2)/        /(3)/
C. Keith Rooker                 61          1988   Common Stock                    47,277 /(4)/        /(3)/
Jane L. Williams                60          1993   Common Stock                    15,000 /(2)/        /(3)/
============================================================================================================
CONTINUING MEMBERS OF THE BOARD
------------------------------------------------------------------------------------------------------------
Class C Directors (term of office expires in 2000)
Fred D. Gibson, Jr.             71          1982   Common Stock                   499,812 /(5)/          6.0%
Berlyn D. Miller                61          1993   Common Stock                    16,555 /(2)/        /(3)/
Victor M. Rosenzweig            60          1988   Common Stock                    16,400 /(2)/        /(3)/
Dean M. Willard                 52          1997   Common Stock                 25,000 /(2)(6)/        /(3)/
------------------------------------------------------------------------------------------------------------
Class A Directors (term of office expires in 2001)

Eugene A. Cafiero               72          1997   Common Stock                    15,000 /(2)/        /(3)/
John R. Gibson                  61          1988   Common Stock                   133,426 /(7)/          1.6%
David N. Keys                   42          1997   Common Stock                   107,000 /(8)/          1.3%
Thomas A. Turner                73          1986   Common Stock                    37,633 /(2)/        /(3)/
------------------------------------------------------------------------------------------------------------
All Directors and executive officers
as a group (15 persons)                               Common Stock              1,090,728 /(9)/         12.4%
============================================================================================================

/(1)/ Each Director and executive officer exercises sole voting and investment power with respect to the Common Stock indicated as beneficially owned by him.

/(2)/ Includes, with respect to each such Director, 15,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 5, 1999.

/(3)/  Less than 1%.

/(4)/ Includes, with respect to Mr. Rooker, 35,000 shares subject to options, which options are exercisable within 60 days after February 5, 1999.

/(5)/ Includes, with respect to Mr. Fred D. Gibson, Jr., 95,500 shares subject to options, which options are exercisable within 60 days after February 5, 1999.

/(6)/ Mr. Willard disclaims beneficial ownership to 3,000 shares of Common Stock which he holds for the benefit of family members except to the extent of his pecuniary interest therein.

/(7)/ Includes, with respect to Mr. John R. Gibson, 105,000 shares subject to options, which options are exercisable within 60 days after February 5, 1999.

/(8)/ Includes, with respect to Mr. Keys, 100,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 5, 1999.

/(9)/ Includes, with respect to all Directors and executive officers as a group, an aggregate of 597,000 shares of Common Stock subject to options, which options are exercisable by such persons within 60 days after February 5, 1999.

THE DIRECTORS

  Eugene A. Cafiero was elected a Director of the Company in January 1997. Mr. Cafiero is currently Chairman of Voltarc Technologies, Inc., a major manufacturer of specialty lamps and wiring devices. From October 1986 until December 1993, Mr. Cafiero was Chairman, Chief Executive Officer and President of KD Holdings, Inc., a diversified manufacturing company specializing in electronics. Mr. Cafiero was previously Chief Executive Officer of Ariadne Australia, Ltd., a holding company with a diversified investment portfolio; President and Chief Executive Officer of Mid-American Communications, a long distance telephone company; and President and Chief Operating Officer, and Vice Chairman of Chrysler Corporation. Mr. Cafiero also served as a member of the National Highway Traffic Safety Board during the Nixon Administration.

  Fred D. Gibson, Jr. has been a Director of the Company since 1982. Mr. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company's subsidiaries, from 1985 to July 1997. Mr. Gibson has been a Director of Nevada Power Company for more than five years. Mr. Gibson is the brother of John R. Gibson.

  John R. Gibson has been a Director of the Company since 1988, became Chief Executive Officer and President of the Company in July 1997 and was appointed Chairman of the Board in March 1998. Mr. Gibson has also served as the Chief Executive Officer and President of each of the Company's subsidiary corporations since July 1997. Mr. Gibson was the Company's Vice

President--Engineering & Operations from March 1992 to July 1997 and has been the President of American Azide Corporation, a wholly-owned subsidiary of the Company, since 1993. Prior to that time, Mr. Gibson was the Director of Modernization of USS-POSCO Industries, a fabricator of steel products, a position Mr. Gibson held for more than five years. Mr. Gibson is the brother of Fred D. Gibson, Jr.

  David N. Keys was elected a Director of the Company in July 1997. Mr. Keys is the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer and has been employed by the Company since 1989. Prior to that time, Mr. Keys was a Certified Public Accountant with Deloitte, Haskins & Sells (now Deloitte & Touche LLP) for more than five years. Mr. Keys has been a director of ETI International, Inc., a direct marketing organization, since 1998. Mr. Keys was a director of Amfed Financial, Inc., a savings bank, from 1993 to 1996.

  Jan H. Loeb was elected a Director of the Company in January 1997. Mr. Loeb is a Managing Director of Wasserstein Perella & Co., Inc., a New York-based investment banking firm. He is a special situations analyst, and previously provided analyst coverage of American Pacific Corporation to institutional investors and retail brokers. Mr. Loeb was employed by Legg Mason Wood Walker, Inc. from 1991 to 1994, and operated his own firm, Loeb Financial Services, from 1988 to 1991. In 1998, the Company engaged Wasserstein Perella & Co., Inc., to perform certain financial advisory services.

  Berlyn D. Miller was elected a Director of the Company in November 1993. Mr. Miller was also a Director of Western Electrochemical Company, the Company's former principal operating subsidiary, from 1989 until 1995. Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years. He is currently a business consultant.

  Norval F. Pohl has been a Director of the Company since 1986. Dr. Pohl was also a Director of Western Electrochemical Company from 1989 until 1995. In January 1999, Dr. Pohl became the Provost and Executive Vice President of the University of North Texas. Dr. Pohl was previously the Vice President of Finance and Administration of the University of Nevada Las Vegas, and was formerly the Dean of the College of Business at the University of Nevada Las Vegas, a position he held for more than five years. Dr. Pohl is also a Director of the Flagstaff Institute, in Flagstaff, Arizona.

  C. Keith Rooker has been a Director of the Company since 1988. Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company's Secretary and General Counsel from 1985 to July 1997. Mr. Rooker is a Partner in the Las Vegas, Nevada law firm of Rooker & Gibson. The Company has retained this law firm in the past and during the current fiscal year.

  Victor M. Rosenzweig has been a Director of the Company since 1988. Mr. Rosenzweig has been a Partner in the New York, New York law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP for more than five years. The Company has retained this law firm in the past and during the current fiscal year.

  Thomas A. Turner has been a Director of the Company since 1986. Before his retirement, Mr. Turner was an officer and director of JMA Architects & Engineers, Inc., of Las Vegas, Nevada, for more than five years.

  Dean M. Willard was elected a Director of the Company in January 1997. Mr. Willard is a consultant, business owner, and investor. He is Chairman and Chief Executive Officer of Automotive Performance Group, an automotive products manufacturer and distributor. He is also Chief Executive Officer of Advanced Chemistry & Technology, Inc., a manufacturer of specialty chemicals. From 1989 to 1993, Mr. Willard served as Chief Executive Officer, and until 1995 as Vice Chairman, of Courtaulds Aerospace, Inc., a provider of specialty chemical products in the aerospace industry. From 1972 to 1989, Mr. Willard served as President and Chief Executive Officer of Products Research & Chemical Corporation, a predecessor of Courtaulds Aerospace, Inc.

  Jane L. Williams was elected a Director of the Company in November 1993. Ms. Williams was also a Director of Western Electrochemical Company from 1989 until 1995. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International of Houston, Texas, a provider of technical language support services, a position she has held for three years. Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has established several standing committees to assist the Board of Directors in its functions, namely, the Executive Committee, the Audit Committee, the Management and Compensation Committee, the Pension Plan Committee, the Environmental Oversight Committee, the Nominating Committee and the Strategic Planning Committee. The membership and functions of these committees are described below.

  Executive Committee. The Executive Committee is presently composed of John R. Gibson, Chairman, Fred D. Gibson, Jr., Norval F. Pohl, Thomas A. Turner, and Berlyn D. Miller. The Executive Committee is authorized to exercise the power and authority of the Board of Directors with respect to the business of the Company to the extent permitted by the General Corporation Law of the State of Delaware. The Executive Committee operates on a standby basis when it is impractical for the Board of Directors to meet or to act by consent in the absence of a meeting. The Executive Committee held three meetings during the Company's fiscal year ended September 30, 1998.

  Audit Committee. The Audit Committee is presently composed of Berlyn D. Miller, Chairman, Norval F. Pohl, Victor M. Rosenzweig, Jan H. Loeb, Dean M. Willard and Jane L. Williams. David N. Keys acts as an ex officio member. The functions of the Audit Committee include making recommendations to the full Board of Directors concerning the engagement of the Company's independent public accountants, reviewing with the independent public accountants the results of the audit engagement, and reviewing the independence of the independent public accountants. In addition, the Audit Committee may review and represent the Board of Directors with respect to transactions involving management and related parties. The Audit Committee held three meetings during the Company's fiscal year ended September 30, 1998.

  Management and Compensation Committee. The Management and Compensation Committee is presently composed of Thomas A. Turner, Chairman, Norval F. Pohl, Berlyn D. Miller, Jane L. Williams, Fred D. Gibson, Jr., Dean M. Willard and C. Keith Rooker. John R. Gibson acts as an ex officio member. The functions of the Management and Compensation Committee include providing independent review of and making recommendations to the Board of Directors concerning the remuneration arrangements for senior management, executive officers and Directors, recommending compensation plans in which senior management and executive officers are eligible to participate, and assuring the development of management skills essential to the affairs of the Company. The Management and Compensation Committee held one meeting during the Company's fiscal year ended September 30, 1998.

  Pension Plan Committee. The Pension Plan Committee presently consists of Victor M. Rosenzweig, Chairman, John R. Gibson, Fred D. Gibson, Jr., Eugene A. Cafiero, David N. Keys, Dean M. Willard and Jan H. Loeb. The Pension Plan Committee administers the Company's defined benefit pension and employee stock ownership plans and oversees the performance of the managers of pension plan assets. The Pension Plan Committee held no meetings during the Company's fiscal year ended September 30, 1998.

  Environmental Oversight Committee. The Environmental Oversight Committee consists of Jane L. Williams, Chairman, Thomas A. Turner, Jan H. Loeb, Eugene A. Cafiero, Victor M. Rosenzweig and C. Keith Rooker. The Environmental Oversight Committee oversees the Company's compliance with applicable environmental standards, statutes and regulations. The Environmental Oversight Committee held two meetings during the Company's fiscal year ended September 30, 1998.

  Nominating Committee. The Nominating Committee consists of Norval F. Pohl, Chairman, Eugene A. Cafiero, Fred D. Gibson, Jr., Berlyn D. Miller, and C. Keith Rooker. The function of the Nominating Committee is to identify and propose candidates to serve as Directors of the Company. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to the Secretary of the Company will be brought to the attention of the Nominating Committee. The Nominating Committee held one meeting during the Company's fiscal year ended September 30, 1998.

  Strategic Planning Committee. The Strategic Planning Committee consists of Eugene A. Cafiero, Chairman, Fred D. Gibson, Jr., Berlyn D. Miller, John R. Gibson, David N. Keys, and Dean M. Willard. The Strategic Planning Committee oversees the Company's overall strategic direction and the Company's business plans. The Strategic Planning Committee held one meeting during the Company's fiscal year ended September 30, 1998.

  A total of eight regularly scheduled and special meetings of the Company's Board of Directors was held during the Company's fiscal year ended September 30, 1998. All Directors attended at least 75 percent of the aggregate of the total number of such meetings and of the total number of meetings of all committees of the Board of Directors on which each Director served that were held during the period of time each was a Director.

MANAGEMENT

Executive Officers

  The persons who were serving as executive officers of the Company as of September 30, 1998 are John R. Gibson, David N. Keys, James J. Peveler, James P. Dyar and Linda G. Ferguson. All officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors, or until their respective successors have been duly elected and qualify.

  For certain information concerning John R. Gibson and David N. Keys, see "The Directors," above.

  James J. Peveler, age 62, is the Company's Vice President and General Manager-Utah Operations. From 1989 to July 1997, Mr. Peveler was the President of Western Electrochemical Company. Mr. Peveler is the beneficial owner of 34,525 shares (less than 1%) of the Company's Common Stock (including 31,000 shares subject to options that are exercisable within 60 days after February 5,
1999), with respect to all of which shares he exercises sole investment and voting power.

  James P. Dyar, age 39, is the Company's Vice President--Finance, Marketing and Contract Administration. Mr. Dyar is the beneficial owner of 99,000 shares, or 1.1%, of the Company's Common Stock (consisting of 99,000 shares subject to options that are exercisable within 60 days after February 5, 1999), with respect to all of which shares he exercises sole investment and voting power.

  Linda G. Ferguson, age 57, is the Company's Vice President--Administration. Ms. Ferguson is the sister of Mr. John R. Gibson and Mr. Fred D. Gibson, Jr.
Ms. Ferguson is the beneficial owner of 11,500 shares (less than 1%) of the Company's Common Stock (consisting of 11,500 shares subject to options that are exercisable within 60 days after February 5, 1999), with respect to all of which shares she exercises sole investment and voting power.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers").

                                                                                                         Long-Term
                                                        Annual Compensation /(1)/                       Compensation
                                         -----------------------------------------------------------------------------------
                                                                                                            Awards
                                                                                                ----------------------------
Name and                                                                       Other Annual          Securities Underlying
Principal Position              Year       Salary ($)       Bonus ($)        Compensation ($)             Options (#)
---------------------------   --------   --------------   --------------     ---------------              -----------
John R. Gibson /(2) /             1998         273,400           ---                ---                         ---
Chairman of the Board,            1997         157,433           ---                ---                     140,000
 Chief Executive Officer          1996         149,033           ---                ---                         ---
 and President

David N. Keys                     1998         223,400           ---                ---                         ---
Executive Vice President,         1997         199,540           ---                ---                     120,000
 Chief Financial Officer,         1996         166,975           ---                ---                         ---
 Secretary and Treasurer

James J. Peveler                  1998         170,600           ---                ---                       5,000
Vice President and General        1997         169,240           ---                ---                      15,000
 Manager - Utah Operations        1996         166,200           ---                ---                         ---

James P. Dyar                     1998         164,175           ---                ---                      35,000
Vice President  Finance,          1997         132,350           ---                ---                      14,000
 Marketing & Contract             1996          99,179           ---                ---                         ---
 Administration

Linda G. Ferguson                 1998         101,871           ---                ---                       4,000
Vice President                    1997          80,209           ---                ---                       7,500
 Administration                   1996          78,917           ---                ---                         ---

       /(1)/ The Company provides automobiles for certain of its executive officers. After reasonable inquiry, the Company has concluded that the aggregate amount of such compensation for any Named Executive Officer does not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officers.

       /(2)/ The cash compensation reported for Mr. John R. Gibson does not include compensation paid to Mr. Gibson's sister, Ms. Ferguson or to Mr. Gibson's son, Jeff Gibson, who is employed in an operating division of the Company.

Employment Agreements

  Mr. Keys is employed under an employment agreement entered into in December 1994 providing for the compensation disclosed above, as well as any future compensation increases. The agreement provides for a term of three years, extending automatically, in the absence of notice to the contrary, from year to year up to age 65. Any termination by the Company of the employment agreement without good cause entitles Mr. Keys to receive all compensation to which he would be entitled under the employment agreement for the then remaining term of the agreement. A termination without good cause includes, unless Mr. Keys accepts such changes in writing, a reduction in title, a substantial change in duties, or a relocation.

Stock Option Plans

  In December 1997, the Company's Board of Directors adopted the American Pacific Corporation 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of options with respect to an aggregate of 325,000 shares of Common Stock. The 1997 Plan was approved by a vote of stockholders of the Company in March 1998. In December 1997, non-qualified options with respect to 25,000 and 35,000 shares were granted to a consultant and to Mr. James P. Dyar, respectively, under the 1997 Plan. In January 1998, non-qualified options with respect to an aggregate of 61,000 shares were granted to 25 employees of the Company, including 5,000 to Mr. Peveler and 4,000 to Ms. Ferguson. As of September 30, 1998, all options granted under the 1997 plan were outstanding.

  In September 1991, the Company's Board of Directors adopted the American Pacific Corporation 1991 Nonqualified Stock Option Plan (the "1991 Plan" and, together with the 1997 Plan, the "Plans"). The 1991 Plan provided for the grant of options with respect to an aggregate of 500,000 shares of Common Stock. The 1991 Plan was approved by a vote of the stockholders of the Company in March 1992. The 1991 Plan expired on December 31, 1996. Options granted under the 1991 Plan were not intended to qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 1991 Plan, options to purchase shares of Common Stock could be granted to key employees, including employees who were also Directors of the Company or of any of its subsidiaries. As of September 30, 1998, options with respect to an aggregate of 500,000 shares and 406,000 shares of Common Stock had been granted and were outstanding, respectively, under the 1991 Plan.

  In addition to the options outstanding under the Plans, in December 1994 the Company granted non-qualified stock options, at the then current fair market value of $7.50 per share, in respect of an aggregate of 35,000 shares of Common Stock to its then seven non-management directors pursuant to a non-discretionary plan under which 40,000 shares were reserved. As of September 30, 1998, all of such options were outstanding. In May 1997, the Company granted non-qualified stock options, in respect of an aggregate of 95,000 shares of Common Stock, at the then current fair market value of $7.00 per share, to its eight non-management Directors. In July 1997, the Company granted non-qualified options in respect of 100,000 shares to John R. Gibson and 80,000 shares to David N. Keys, at the then current fair market value of $7.125 per share. The options granted in May and July 1997 were granted pursuant to separate stock option agreements and not pursuant to the Plans and received stockholder approval in March 1998. As of September 30, 1998, all of the options granted in May and July 1997, were outstanding.

  All of the Company's stock option plans and grants are currently administered by the Board of Directors. A Committee of non-management Directors will grant and administer any incentive stock options under the 1997 Plan. The Board of Directors determines the types of options, identifies who shall receive options, the number of shares of Common Stock that may be purchased under options, the time and manner of exercise of options, and the exercise prices of options. The exercise price of options may not be less than 100% of fair market value of the underlying shares of Common Stock on the date of grant. The maximum term of each option is five years (10 years under the 1997
Plan) from the date the option first becomes exercisable. Payment for shares purchased upon exercise of options may be made in cash, by delivery of shares of Common Stock previously owned, or in other forms approved by the Board of Directors.

  In the event of a change in the number of outstanding shares of Common Stock, or in the event of another change affecting the Common Stock, such as a stock split, merger, consolidation, or declaration or a stock dividend, an appropriate adjustment will be made in the terms and conditions of options issued under the Plans and the other options referred to above and an appropriate adjustment will be made in the number of shares subject to options issued. Under the Plans and the non-Plan options referred to above, if the Company sells all or substantially all of its assets or stock by way of a sale, merger, consolidation, reorganization or liquidation, the options become immediately exercisable until the transaction is consummated. Options granted under the Plans may be exercised only while the optionee is employed by the Company and for 90 days thereafter unless termination of employment results from death of the optionee, in which case the options may be exercised within one year after the date of death.

  The following tables provide information with respect to the Named Executive Officers, concerning options granted and exercised during the Company's fiscal year ended September 30, 1998, and unexercised options held as of September 30, 1998:



                                      OPTION GRANTS IN LAST FISCAL YEAR
                                      ----------------------------------
                                                                                               Potential Realized Value
                                                                                                at Assumed Annual Rates
                                                                                              of Stock Price Appreciation
                                                  Individual Grants                                 for Option Term
                    -----------------------------------------------------------------------------------------------------
                                     Number of
                                     Securities         % of Total
                                     Underlying       Options Granted      Exercise or
Name and                          Options Granted     to Employees in      Base Price      Expiration
Principal Position                      (#)             Fiscal Year          ($/Sh)           Date        5% ($)   10% ($)
--------------------------------------------------------------------------------------------------------------------------
James J. Peveler                             2,500                 2.1%         6.9375        01/12/03    4,792    10,589
Vice President and General                   2,500                 2.1%         6.9375        01/12/04    5,899    13,382
 Manager - Utah Operations

James P. Dyar                               17,500                  15%          7.1875        12/14/02   34,751   76,791
Vice President - Finance,                   17,500                  15%          7.1875        12/14/03   42,778   97,048
 Marketing & Contract
 Administration

Linda G. Ferguson                            2,000                 1.7%          6.9375        01/12/03    3,833    8,471
Vice President - Administration              2,000                 1.7%          6.9375        01/12/04    4,719   10,705
--------------------------------------------------------------------------------------------------------------------------


                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES
                                           ---------------------------------
                                                                   Number of Unexercised         Value of Unexercised
                                                                     Options at Fiscal           In-the-Money Options
                                                                         Year-End               at Fiscal Year-End(1)
                                                                            (#)                          ($)
                                                            -----------------------------------------------------------
                       Shares Acquired on     Value Realized    Exercisable/Unexercisable    Exercisable/Unexercisable
Name                      Exercise (#)             ($)
-----------------------------------------------------------------------------------------------------------------------
John R. Gibson                         ---               ---              105,000 / 50,000             116,250 / 43,750
David N. Keys                       50,000           138,325              100,000 / 40,000             110,000 / 35,000
James J. Peveler                       ---               ---                28,500 / 2,500               31,406 / 2,656
James P. Dyar                          ---               ---               81,500 / 17,500              80,719 / 14,219
Linda G. Ferguson                      ---               ---                 9,500 / 2,000               14,313 / 2,125
-----------------------------------------------------------------------------------------------------------------------

/(1)/ On September 30, 1998, the closing price of the Company's Common Stock on the Nasdaq National Market was $8.00.

Retirement Benefits

  Under the Company's defined benefit pension plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their "average compensation." The term "average compensation" is defined to be the average of the employee's earnings for the five consecutive years of employment during which the employee's compensation was the highest, subject to applicable limitations provided by law. Prior to January 1, 1994 the applicable limitation on compensation was $200,000, adjusted for inflation. During the calendar year 1993 the $200,000 figure, adjusted for inflation, amounted to $235,840. Tax legislation that became effective on January 1, 1994 reduced this figure to $150,000, subject to adjustment for inflation in future years. The 1998 limitation on compensation was $160,000. The annual retirement benefit provided under the plan is two percent of each employee's "average compensation," plus
0.65 percent of each employee's "average compensation" in excess of the applicable covered compensation, for each year of service, up to 20. The covered compensation is derived from social security tables and depends upon each individual's year of birth. The maximum benefit under the defined benefit pension plan is limited to the lesser of 100 percent of average compensation or the sum of $90,000, as adjusted for inflation. The $90,000 limitation, adjusted for inflation, amounted to $130,000 for the calendar year 1998. Employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after seven years of service with the Company and its subsidiary corporations.

  The following table presents the noncontributory annual benefits payable for life under the Company's pension plan to employees, assuming normal retirement at age 65 during the Company's current fiscal year under a single life annuity. The amounts shown below represent the application of the pension plan formula to the amounts of compensation and years of service shown. The amounts shown below do not include social security benefits upon retirement. Nor does the Company's pension plan give credit for years of service in excess of 20. Benefits payable under the pension plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time. The amounts shown below do not anticipate future changes in salary levels or inflation. All benefits shown are for an employee born in 1933 (age 65 in 1998). Benefits for employees born later may be lower.


                                              PENSION PLAN TABLE
                                              ------------------
                                                                    Years of Service
                                        ----------------------------------------------------------------------
Average Compensation                                          15                    20                      25
--------------------                                     -------               -------                 -------
  $125,000                                               $47,114               $62,818                 $62,818
   150,000                                                57,051                76,068                  76,068
   175,000                                                61,026                81,368                  81,368
   200,000                                                61,026                81,368                  81,368

  The credited years of service under the pension plan as of September 30, 1998 for each of the Company's Named Executive Officers is as follows: John R. Gibson, 7 years; David N. Keys, 9 years; James J. Peveler, 16 years; James P. Dyar, 8 years; and Linda G. Ferguson, 13 years.

  John R. Gibson and David N. Keys also participate in the American Pacific Corporation Supplemental Executive Retirement Plan (the "SERP"). The SERP provides total annual retirement benefits, including annual retirement benefits provided under the Company's defined benefit pension plan, equal to 60 percent of average compensation. The SERP defines average compensation as the average of the employee's earnings for the three consecutive years of employment during which the employee's compensation was the highest. Vesting in the SERP occurs over a 10-year period subject to meeting certain age plus years of service requirements.

  Assuming ten years of service and meeting the age plus years of service requirements, annual benefits payable in the form of a single life annuity under the SERP at the age of 65 are approximately $83,000 to John R. Gibson and $53,000 to David N. Keys. These annual SERP benefits are in addition to the maximum annual benefits payable after 20 years of service reflected in the above Pension Plan table and do not anticipate future changes in salary levels or inflation. At September 30, 1998, Mr. Gibson and Mr. Keys were each 70 percent vested in the above annual SERP benefits.

Certain Relationships and Related Transactions

  For a description of certain transactions between the Company and certain executive officers and Directors, see "Compensation Committee Interlocks and Insider Participation," below.

REPORT OF THE MANAGEMENT AND COMPENSATION COMMITTEE

Executive Compensation Principles

  The Company's executive compensation program is based upon guiding principles designed to align executive compensation with the values, objectives, and business and financial performance of the Company, and to motivate the Company's officers and key employees to achieve the Company's goals of providing the Company's stockholders with a competitive return on their investments, while at the same time providing the Company's customers with quality products. Toward that end, the executive compensation program is designed to achieve the following objectives:

    .   Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

    .   Promote a performance oriented environment that encourages Company and individual achievement.

    .   Reward executive officers for long-term strategic management and the enhancement of stockholder value.

    .   Provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.

Executive Compensation Program

  The Company's executive compensation program consists of both cash and equity-based compensation. The Management and Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern both cash and equity-based compensation. The Management and Compensation Committee is responsible for reviewing the executive compensation program on at least an annual basis to ensure conformance to the Company's executive compensation principles. Annual base salary increases reflect an individual's performance and contribution to the Company over several years.

  Cash Compensation. The base salaries of the Company's Chief Executive
Officer and other executive officers as a group were established by the Management and Compensation Committee after considering rates of compensation then being paid by the Company, as well as salary trends and overall performance. Salary levels were also influenced by the Company's continuing focus on cost containment. Consequently, cash compensation paid to executive officers during the September 30, 1998 fiscal year was influenced more by these factors than by compensation levels for comparable positions in the industry. The Company does not have an annual bonus plan. Except as provided in the 1997 Plan, the Company has not established a policy with regard to Section 162(m) of the Code because the Company has not paid, and does not currently anticipate paying, compensation in excess of $1 million per annum to any employee.

  Equity-Based Compensation. The Company's stock option plans are designed to advance the long-term interests of the Company by aligning the long-term interests of the Company's executive officers with those of the Company's stockholders by providing executive officers with an opportunity to build a meaningful equity position in the Company. The Company has in the past made substantial grants of stock options to its executive officers. The Management and Compensation Committee may recommend additional grants of stock options in the future. In December 1997, options in the amount of 35,000 shares were granted to James P. Dyar at an exercise price of $7.1875. Options in the amount of 5,000 shares and 4,000 shares were granted to James J. Peveler and Linda G. Ferguson, respectively, at an exercise price of $6.9375 in January 1998. No outstanding stock options were re-priced, amended or modified during the Company's fiscal year ended September 30, 1998.

                             Management and Compensation Committee

                             Thomas A. Turner, Chairman
                             Fred D. Gibson, Jr.
                             Norval F. Pohl
                             Berlyn D. Miller
                             Dean M. Willard
                             Jane L. Williams
                             C. Keith Rooker

Compensation Of Directors

  Directors of the Company (other than Messrs. John R. Gibson, Keys and Rosenzweig) are compensated at the rate of $2,000 per quarter, plus $700 per meeting of the Company's Board of Directors attended, and $500 per committee meeting attended, and are reimbursed for expenses incurred in attending Directors' meetings. Committee chairmen receive an additional $200 per committee meeting attended and all non-employee members of the Executive Committee receive an additional $250 per month. Mr. Rosenzweig bills the Company at his customary rates for time spent on behalf of the Company (whether as a Director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending Directors' meetings.

Compensation Committee Interlocks and Insider Participation

  The Directors who served on the Management and Compensation Committee of the Company during the fiscal year ended September 30, 1998 were John R. Gibson, the Company's Chairman of the Board, Chief Executive Officer and President (solely as an ex officio member), Fred D. Gibson, Jr., C. Keith Rooker, Thomas A. Turner, Norval F. Pohl, Berlyn D. Miller, Jane L. Williams and Dean M. Willard. (Mr. Fred D. Gibson, Jr. and Mr. C. Keith Rooker are former officers of the Company.)

Indebtedness of Directors and Executive Officers

  On September 28, 1994, Mr. C. Keith Rooker, then the Company's Executive Vice President, borrowed the sum of $96,875 from the Company. Mr. Rooker used the amount borrowed to pay the exercise price of 25,000 options previously granted to him pursuant to the Company's 1988 Incentive Stock Option Plan. Mr. Rooker's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable under a schedule set forth in a settlement and severance agreement with Mr. Rooker. As of December 31, 1998, the balance owing by Mr. Rooker under the promissory note, including accrued interest, was $88,590.

  During 1994, the Company loaned an aggregate of $552,592 to Fred D. Gibson, Jr., then the Company's Chairman, President and Chief Executive Officer. Mr. Gibson's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable on demand. As of December 31, 1998, the balance owing by Mr. Gibson under the promissory note, including accrued interest, was $341,723.

  On June 16, 1993, James J. Peveler borrowed the sum of $100,000 from the Company. On September 27, 1993, Mr. Peveler borrowed an additional $40,000. Mr. Peveler's loans are evidenced by his unsecured promissory notes payable to the Company, which bear interest at the prime rate and are payable upon demand. As of December 31, 1998, the total balance owing by Mr. Peveler in respect of the two loans, including accrued interest, was $189,061.

Transactions with Management and Others

  The Company is the General Partner of Gibson Business Park Associates 1986-1, a Nevada limited partnership (the "Limited Partnership"). The Company owns a 70 percent interest in the capital and profits of the Limited Partnership. The remaining 30 percent is owned as follows: 10 percent by Fred D. Gibson, Jr., 10 percent by C. Keith Rooker, five percent by the estate of the late Audrey B. Gibson (the wife of deceased former officer and Director of the Company James I. Gibson and sister-in-law to Fred D. Gibson, Jr. and John R. Gibson), two percent by James B. Gibson, (a nephew of Fred D. Gibson, Jr. and John R. Gibson) and former associate General Counsel of the Company, two percent by Thomas A. Turner, and one percent by Thomas L. War (a former officer and Director of the Company).

  On July 31, 1990, the Company entered into a lease agreement with 3770 Hughes Parkway Associates Limited Partnership, a Nevada limited partnership ("Hughes Parkway"), pursuant to which the Company leased the third floor of a three-story building owned by Hughes Parkway. The Company presently utilizes the third floor of this building as office facilities. Hughes Parkway is a limited partnership of which Howard Hughes Properties, a Delaware limited partnership, is the general partner, and of which the Limited Partnership is the sole limited partner, owning a 33 percent interest in Hughes Parkway. Hughes Parkway financed the cost of construction of the building through contributions from its partners and through borrowing from an unrelated lender.

  The Limited Partnership purchased its interest in Hughes Parkway in July 1990, by paying the sum of $1,040,490 in cash. The Company contributed 70 percent of this amount and, accordingly, acquired a 70 percent interest in the Limited Partnership. The remaining 30 percent was contributed by the aforenamed limited partners in the Limited Partnership. The Limited Partnership and the limited partners are individually liable with respect to a portion of the borrowing from the unrelated lender. The partnership agreement for Hughes Parkway provides that if the lease agreement between the Company and Hughes Parkway should be terminated due to a default by the Company, Howard Hughes Properties can purchase the interest of the Limited Partnership in Hughes Parkway at a discount of as much as 25 percent. The Company has agreed to indemnify the Limited Partnership on account of any financial loss it may suffer as a result of this provision. The lease agreement and participation in the Hughes Parkway transaction were approved by the members of the Board of Directors who are not limited partners in the Limited Partnership or related parties.

  In December 1998, the Company retained Wasserstein Perella & Co., Inc. to provide financial advisory services. Under this engagement, the Company is initially obligated to pay such firm a fee of $100,000 plus reasonable out-of-pocket expenses not to exceed $50,000 without the Company's prior written consent. Mr. Jan H. Loeb is employed by Wasserstein Perella & Co., Inc.

PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Wilshire 5000 Index, and the Wilshire Chemicals Index.

                     [FIVE YEAR CUMULATIVE TOTAL RETURNS]

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           AMERICAN       WILSHIRE     WILSHIRE
(Fiscal Year Covered)        PAC COMPANY    CHEMICALS    5000
-------------------          -----------    ---------     ----------
Measurement Pt-  9/30/93     $100           $100         $100
FYE   9/30/94                $ 73           $121         $103
FYE   9/30/95                $ 41           $140         $132
FYE   9/30/96                $ 51           $171         $157
FYE   9/30/97                $ 58           $218         $217
FYE   9/30/98                $ 62           $196         $224


INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended September 30, 1998. It is expected that this firm will serve as such during the current fiscal year. The Audit Committee met and evaluated the performance of the independent public accountants and recommended that the Board of Directors approve the audit for fiscal year ended September 30, 1998. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

  If a stockholder wishes to have a proposal considered for inclusion in the Company's year 2000 Annual Meeting of Stockholders and accompanying proxy solicitation materials, the proposal must be stated in writing and must be filed with the Secretary of the Corporation on or before October 12, 1999. The Board of Directors will review any proposal that is received by that date and will determine whether it should be included in the Company's year 2000 Annual Meeting of Stockholders and proxy solicitation materials.

  On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

  With respect to the Company's year 2000 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted for inclusion in the Company's proxy statement, by December 25, 1999, the Company will be permitted to use its discretionary voting authority as outlined above.

OTHER BUSINESS

  As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                              By Order of the Board of Directors



                                  David N. Keys, Secretary

Dated: February 8, 1999

--------------------------------------------------------------------------------
                         AMERICAN PACIFIC CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 16, 1999

The undersigned hereby appoints John R. Gibson and David N. Keys, and each of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 16, 1999 at 10:30 a.m., local time, at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given.

                  (Continued and to be signed on other side)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example

Proposal No. 1:

To elect Jan H. Loeb, Norval F. Pohl, C. Keith Rooker and Jane L. Williams, each to hold office until the 2002 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualified:

Nominees: Jan H. Loeb                        WITHHOLD
          Norval F. Pohl           FOR       AUTHORITY
          C. Keith Rooker          [_]         [_]
          Jane L. Williams


For, all nominees except as noted below,

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Mark box at right if address change has been noted below [_]

New Address
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    YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE
         PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signatures(s) of Stockholder(s)                             Date:
                               ----------------------------      ---------------

Note: Please insert the date and sign your name exactly as it appears hereon. If shares are held jointly, each joint owner should sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing. Corporations should sign full corporate name by an authorized officer. Partnerships should sign partnership name by an authorized person.

Unless the date has been inserted below, this Proxy shall be deemed to be dated for all purposes as of the date appearing on the postmark on the envelop with which it is enclosed. In such a case the Proxies named above are authorized to insert the date in accordance with these instructions.

           THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS.
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